ALL INCLUSIVE PROMISSORY NOTE SECURED BY LONG FORM ALL INCLUSIVE DEED OF TRUST

$1,065,652.39 NORTH HOLLYWOOD, CALIFORNIA November 27, 2007

10359 DICKENS STREET, STUDIO CITY, CA, 90604
Property address

BORROWER PROMISE TO PAY:
In installments as herein stated, for value received, I ("maker") promise to pay to **KOBI LOURIA, A MARRIED MAN, AS HIS SOLE AND SEPARATE PROPERTY** ("Payee"), or order, at **5231 WILKINSON AVENUE, NORTH HOLLYWOOD, CA, 91602** the principal sum of **ONE MILLION SIXTY FIVE THOUSAND SIX HUNDRED FIFTY TWO AND 39/100 US DOLLARS ($1,065,652.39)**, with interest on unpaid principal at the rate of **6.875% per cent per annum principal and interest payable in installments of $4,824.52** Or more on the 1ST Day of each month, beginning on the 1ST Day of JANUARY 2008, **and continuing thereafter until DECEMBER 1ST, 2037 PLUS Actual cost of interest** for the Line of Credit (Approximate Amount of $224,052.39) to be provided by Beneficiary upon actual payment of said interest.

Each installment shall be applied first on the interest then due and the remainder on principal; and interest shall thereupon cease upon the principal so credited.

The total principal amount of this NOTE includes the unpaid principal balance of the promissory note ("underlying Note") secured by Deed of Trust, more particularly described as follows:

I. **(a) PROMISSORY NOTE:**
Maker: KOBI LOURIA
Payee: COUNTRYWIDE BANK, FSB
Original amount: $841,600.00
Date: NOVEMBER 13, 2007

(b) DEED OF TRUST:
Beneficiary: COUNTRYWIDE BANK, FSB
Original amount: $ 841,600
Document No. 2007-2549358
Date of Recordation: NOVEMBER 15TH, 2007
Place of Recordation: Los Angeles County, California.

By payee's acceptance of this Note, Payee covenants and agrees that, provided Maker is not delinquent or in default under the terms of this Note, Payee shall pay all installments of principal and interest which shall be hereafter become due pursuant to the provisions of the Underlying Note(s) and when the same become due and payable. In the event Maker shall be delinquent or in default under the terms of this Note, Payee shall not be obligated to make any payments required by the terms of the Underlying Note(s) until such delinquency or default is cured. In the event Payee fails to timely pay any installments of principal or interest on the Underlying Note(s) at the time when Maker is not delinquent or in default hereunder, Maker may, at Maker's option m make such payments directly to the holder of such Underlying Note(s) in which event Maker shall be entitled to a credit against the next installment(s) of principal and interest due under the terms of this Note equal to the amount so paid and including, without limitation, any penalty, charges and expenses paid by Maker to the holder of the Underlying Note(s) on account of Payee failing to make such payment. The obligations of Payee hereunder shall terminate upon the account of Payee failing to make such payment. The obligations of payee hereunder shall terminate upon the earliest of (i) foreclosure of the lien of the All-Inclusive Purchase Money Deed of Trust securing this Note, or (ii) cancellation of this Note and reconveyance of the All Inclusive Purchase Money Deed of Trust securing same.

INITIALS: YA KL

Should Maker be delinquent or in default under the terms of this Note, and Payee consequently incurs any penalties, charges or other expenses on account of the Underlying Note(s) during the period of such delinquency or default, the amount of such penalties, charges and expenses shall be immediately added to the principal amount of this Note and shall be immediately payable by Maker to the Payee and after said breach, said obligation shall continue to accrue interest at the rate of **10.000%** per annum.

Notwithstanding anything to the contrary herein contained, the right of Maker to prepay all or any portion of the principal of this Note is limited to the same extent as no limitation exists in the right to prepay the principal of the Underlying Note(s). If any prepayments of principal of this Note shall, by reason of the application of any portion thereof by Payee to the prepayment of principal of the Underlying Note(s) constitute such prepayment for which the holders of the Underlying Note(s) are entitle to receive a prepayment penalty or consideration, the amount of such prepayment penalty or consideration shall be paid by Maker to Payee upon demand, and any such amount shall not reduce the unpaid balance of principal or interest hereunder.

At any time when the total of the unpaid principal balance of this Note, accrued interest thereon, all other sums due pursuant to the terms hereof, and all sums advanced by Payee pursuant to the terms of the All-Inclusive Purchase Money Deed of Trust securing this note, is equal to or less than the unpaid balance of principal and interest then due under the terms of the Underlying Note(s), Payee, at his option, shall cancel this Note and deliver same to Maker and execute a request for full reconveyance of the Deed of Trust securing this Note.

Should default be made by Maker in payment of any installments of principal, interest, or any other sums due hereunder, the whole sum of principal, interest and all other sums due from Maker hereunder, after first deducting therefrom all sums then due under the terms of the Underlying Note(s), shall become immediately due at the option of the holder of this Note. Principal, interest and all other sums due hereunder payable in lawful money of the United States. If action be instituted of this Note, I promise to pay such sums as the Court may fix as attorney's fees.

This Note is secured by An **ALL INCLUSIVE DEED OF TRUST**
to BROKERS CHOICE ESCROW. as Trustee.

MAKER:

13059 DICKENS, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY

BY: YOSSI ATTIA

The undersigned hereby accept(s) the foregoing All-Inclusive Money Promissory Note and agree(s) to perform each and all of the terms thereof on the part of Payee to be performed.

Executed as of the date and place first above written.

PAYEE:

KOBI LOURIA

DO NOT DESTROY THIS NOTE